SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
 to
FORM U-1

DECLARATION
WITH RESPECT TO CERTAIN FINANCINGS UNDER
THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

EASTERN UTILITIES ASSOCIATES
BLACKSTONE VALLEY ELECTRIC COMPANY
MONTAUP ELECTRIC COMPANY
NEWPORT ELECTRIC CORPORATION
P.O. Box 2333, Boston, Massachusetts 02107

EASTERN EDISON COMPANY
110 Mulberry Street, Brockton, Massachusetts  02403

(Names of companies filing this statement and addresses of their principal executive offices)

EASTERN UTILITIES ASSOCIATES

(Name of top registered holding company parent of applicant or declarant)

CLIFFORD J. HEBERT, JR., TREASURER
EASTERN UTILITIES ASSOCIATES
P.O. Box 2333, Boston, Massachusetts 02107

(Name and address of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

ARTHUR I. ANDERSON, P.C.
McDermott, Will & Emery
75 State Street
Boston, Massachusetts 02109


This Post-Effective Amendment No.2 amends and supplements the Declarants' Post-Effective Amendment No. 1 dated January 30, 1998 to the Declaration filed with the Commission on November 8, 1996, as subsequently amended by Amendment No. 1 dated December 3, 1996, Amendment No. 2 dated January 29, 1997, Amendment No. 3 dated March 27, 1997, Amendment No. 4 dated April 3, 1997 and Amendment No. 5 dated April 14, 1997, as follows:.

Item 2 is amended and restated in its entirety to read as follows:

ITEM 2.  FEES, COMMISSIONS AND EXPENSES.
        The Declarants estimate that the fees, commissions and expenses expected to be paid or incurred, directly or indirectly, in connection with the proposed transactions are $7,500 of legal fees.

2. ITEM 6 is hereby amended and restated in its entirety to read as follows:

ITEM 6. EXHIBITS AND FINANCIAL STATEMENTS.

        (a)     Exhibits

Exhibit A-1     Form of Restated and Amended Articles of Organization of
Eastern Edison (filed as Exhibit B-1 to Form U5S of EUA for the year ending December 31, 1993).

Exhibit A-2     By-laws of Eastern Edison, as amended (Exhibit 3-2, Form 10-K for 1980, File No. 0 8480).

Exhibit A-3     Indenture of First Mortgage and Deed of Trust of Eastern
Edison dated as of September 1, 1948 (Exhibit 4-1, Registration No. 2 77468).

Exhibit A-4     First Supplemental Indenture dated as of February 1, 1953 of
Eastern Edison (Exhibit A, File No. 70-3015).

Exhibit A-5     Second Supplemental Indenture dated as of May 1, 1954 of
Eastern Edison (Exhibit A-3, File No. 70-3371).

Exhibit A-6     Third Supplemental Indenture dated as of June 1, 1955 of
Eastern Edison (Exhibit C to Certificate of Notification, File No. 70 3371).

Exhibit A-7     Fourth Supplemental Indenture dated as of September 1, 1957 of Eastern Edison (Exhibit D to Certificate of Notification, File No.  70-
3619).

Exhibit A-8     Fifth Supplemental Indenture dated as of April 1, 1959 of
Eastern Edison (Exhibit D to Certificate of Notification, File No. 70 3798).

Exhibit A-9     Sixth Supplemental Indenture dated as of October 1, 1963 of
Eastern Edison (Exhibit F to Certificate of Notification, File No. 70 4164).

Exhibit A-10    Seventh Supplemental Indenture dated as of June 1, 1969 of
Eastern Edison (Exhibit D, File No. 70-4748).

Exhibit A-11    Eighth Supplemental Indenture dated as of July 1, 1972 of
Eastern Edison (Exhibit C, File No. 70-5195).

Exhibit A-12    Ninth Supplemental Indenture dated as of September 1, 1973 of
Eastern Edison (Exhibit C to Certificate of Notification, File No.  79-5379).

Exhibit A-13    Tenth Supplemental Indenture dated as of October 1, 1975 of
Eastern Edison (Exhibit C to Certificate of Notification, File No. 70 5719).

Exhibit A-14    Eleventh Supplemental Indenture dated as of January 1, 1979 of Eastern Edison (Exhibit 5 24, File No. 2-65785).

Exhibit A-15    Twelfth Supplemental Indenture dated as of October 1, 1980 of
Eastern Edison (Exhibit F to Certificate of Notification, File No. 70 6463).

Exhibit A-16    Thirteenth Supplemental Indenture dated as of July 1, 1981 of
Eastern Edison (Exhibit C to Certificate of Notification, File No. 70 6608).

Exhibit A-17    Fourteenth Supplemental Indenture dated as of June 1, 1982 of
Eastern Edison (Exhibit 4-15 Registration No. 2-77468).

Exhibit A-18    Fifteenth Supplemental Indenture dated as of May 1, 1983 of
Eastern Edison (Exhibit F to Certificate of Notification, File No. 70 6851).

Exhibit A-19    Sixteenth Supplemental Indenture dated as of September 1,
1984 of Eastern Edison (Exhibit 4-31, Form 10-K of Eastern Utilities Associates for 1985, File No. 1-5366).

Exhibit A-20    Seventeenth Supplemental Indenture dated as of July 1, 1986 of Eastern Edison (Exhibit F to Certificate of Notification, File No.  70
7254).

Exhibit A-21    Eighteenth Supplemental Indenture dated as of November 1,
1987 of Eastern Edison (Exhibit C to Certificate of Notification, File No. 70 7373).

Exhibit A-22    Nineteenth Supplemental Indenture dated as of November 1,
1987 of Eastern Edison (Exhibit C to Certificate of Notification, File No. 70 7373).

Exhibit A-23    Twentieth Supplemental Indenture of Eastern Edison dated as of May 1, 1988 of Edison (Exhibit C to Certificate of Notification, File No. 70 7373).

Exhibit A-24    Twenty-First Supplemental Indenture dated as of September 1,
1988 of Eastern Edison (Exhibit F to Certificate of Notification, File No. 70 7511).

Exhibit A-25    Twenty-Second Supplemental Indenture dated as of December 1,
1990 of Eastern Edison (Exhibit 4-34 Form 10-K of Eastern Edison for 1990 File No. 0-8480).

Exhibit A-26    Twenty-Third Supplemental Indenture dated as of July 1, 1992 of Eastern Edison (Exhibit 4-24 to Form 10-K of Eastern Edison for the year ended December 31, 1992, File No. 0-8480).

Exhibit A-27    Twenty-Fourth Supplemental Indenture dated as of May 1, 1993 of Eastern Edison (Exhibit C-33 to Form U5S of EUA for the year ended December 31, 1993)

Exhibit A-28    Twenty-Fifth Supplemental Indenture dated as of July 1, 1993 of Eastern Edison (Exhibit C-34 to Form U5S of EUA for the year ended December 31, 1993).

Exhibit A-29    Twenty-Sixth Supplemental Indenture dated as of September 1,
1993 of Eastern Edison (Exhibit C-35 to Form U5S of EUA for the year ended December 31, 1993).

Exhibit A-30    Twenty-Seventh Supplemental Indenture dated as of January 1,
1998 of Eastern Edison (to be filed by amendment).

Exhibit A-31    Indenture dated as of December 1, 1990 of Eastern Edison with
Citibank, N.A., as Trustee (Exhibit 4-35 to Eastern Edison's Form 10-K for the year ended December 31, 1990, File No. 0-8480).

Exhibit A-32    Form of 8% Debenture Bonds Due 2000 of Montaup (Exhibit 4-10,
Registration No. 2-41488).

Exhibit A-33    Form of 8-1/4% Debenture Bonds due 2003 of Montaup (Exhibit
B-3, Form U5S of EUA for year 1973).

Exhibit A-34    Form of 14% Debenture Bonds due 2005 of Montaup (Exhibit 4-
11, Registration No. 2-55990).

Exhibit A-35    Form of 10% Debenture Bonds due 2008 of Montaup (Exhibit 5-3,
Registration No. 2-65785).

Exhibit A-36    Form of 16-1/2% Debenture Bonds due 2010 of Montaup (Exhibit
4-11, Form 10-K of EUA for 1980, File No. 1-5366).

Exhibit A-37    Form of 12-3/8% Debenture Bonds due 2013 of Montaup (Exhibit
4-13, Form 10-K of EUA for 1983, File No. 1-5366).

Exhibit A-38    Form of 10-1/8% Debentures due 2008 of Montaup (Exhibit 4,
Form 10-Q of Eastern Edison for quarter ended September 30, 1983, File No. 0-8480).

Exhibit A-39    Form of 9% Debenture Bonds due 2020 of Montaup (Exhibit 4-10,
Form 10-K of Eastern Edison for the year ended December 31, 1990, File No. 0-
8480).

Exhibit A-40    Form of 9-3/8% Debenture Bonds due 2020 of Montaup (Exhibit
4-11 to Form 10-K of Eastern Edison for the year ended December 31, 1990, File No. 0-8480).

Exhibit F-1     Opinion of counsel (previously filed with amendment No.  3, filed March 27, 1997, File No. 70-8955).

Exhibit F-2     Opinion of counsel (filed herewith).

Exhibit H-1     Proposed Form of Notice (filed December 6, 1996, HCAR.  No.
35-26618, File No. 70-8955).

Exhibit H-2     Proposed Form of Notice (filed January 30, 1998, File No 70-
8955).

Financial Statements.*

b-1     Consolidated financial statements of EUA filed on Form 10-Q for the calendar quarter ended September 30, 1997 (File No. 1-5366).

b-2     Consolidated financial statements of Eastern Edison filed on
Form 10-Q for the calendar quarter ended September 30, 1997 (File No.
0-8480).

b-3     Financial statements of Blackstone filed on Form 10-Q for the calendar quarter ended September 30, 1997 (File No. 0-2602).

* The most recent financial statements of Newport that are filed with the Commission are included in EUA's Annual Report on Form U5S for the year ended December 31, 1996.


        SIGNATURES

                Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned Companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

                EASTERN UTILITIES ASSOCIATES,
                BLACKSTONE VALLEY ELECTRIC COMPANY,
                EASTERN EDISON COMPANY,
                MONTAUP ELECTRIC COMPANY, and
                NEWPORT ELECTRIC CORPORATION



                                        By: /s/ Clifford J. Hebert, Jr.
                                                Clifford J. Hebert, Jr.
                                                Their Treasurer


DATED:  March 19, 1998